UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

October 23, 2007

INFE HUMAN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

                     Nevada               000-27347                         58-2534003

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

67 Wall Street, 22nd Floor,  New York, NY                          10005-319

                       (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:

(212) 246-2916

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

INfe Human Resources, Inc. (IFHR) Announces 46.5% Gain in Nine Month Year to Year Sales;Gross Margins Increased 55.5%

Las Vegas, NV- October 23, 2007- Mr. Arthur D. Viola, Chairman & CEO said today that “INfe Human Resources (IFHR: OCTBB) has meet its top line sales and gross profit growth projections with Nine Month (to August 31, 2007) Sales of $6.3 Million and a gross profit of $1.173 Million.   This is up substantially from the same period last year, when Sales were $4.3 Million and Gross Profit was $755,000.

Mr. Viola continued, “Our top line results are equally impressive for the last quarter.  Sales for the August 31, 2007 quarter were $6.3 Million, up 56% from the $4.04 Million six month numbers.  Gross margins were also up significantly.

“Our growth is being managed, with the spending of resources in those niche markets that produce the greatest profit potential.”

The Company has concentrated on building critical mass, (the Top Line) and will now concentrate its efforts on the fine tuning of the subsidiaries to bring profits to the bottom line.

“This move to bottom line profitability could be expedited by the addition to our capital base of a $4 Million financing from a major financial institution.  The Company has received a Letter of Interest on what is “non-dilutive” financing.   Approximately $2 Million of the $4 Million financing package can be used for down payment amounts on subsequent acquisitions.

“We continue to negotiate with existing acquisitions and current financing institutions to see if we can accelerate the growth of the Company from external sources -  through acquisition, - as well as through our internal (generic) growth.

For further information about this release contact Rich Kaiser, Investor relations, YES INTERNATIONAL, 800-631-8127, www.ifhrinfo.com .

Safe Harbor:

This release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the company's analysis of opportunities in the acquisition and development of various project interests and certain other matters. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ from those in the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFE HUMAN RESOURCES, INC.

Date: October 24, 2007

By: /s/  Arthur Viola

Name:    Arthur Viola

Title:   Chief Executive Officer.